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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-45878 and 333-102238) and Form S-8 (No. 333-45874, 333-37452, 333-37438, 333-81509, 333-81511, 333-108129 and 333-108130) of Leesport Financial Corp. of our reports dated March 10, 2006, relating to the consolidated financial statements, and the effectiveness of Leesport Financial Corp.'s internal control over financial reporting, which appear in this Form 10-K.

                      /s/ Beard Miller Company LLP

Reading, Pennsylvania
March 10, 2006

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Consent of Independent Registered Public Accounting Firm